QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Consolidated Financial Statements and
Report of Independent Registered Public Accountanting Firm
EnCompass Materials Group Limited
For the period April 15, 2002 (date of inception)
to December 31, 2002, the year ended
December 31, 2003 and the three months ended
March 31, 2004 and 2003 (Unaudited)

C O N T E N T S

Report of Independent Registered Public Accounting Firm

Board of Directors
EnCompass Materials Group Limited

        We have audited the accompanying consolidated balance sheets of EnCompass Materials Group Limited (a Washington Corporation) and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2003 and for the period from April 15, 2002 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EnCompass Materials Group Limited and Subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the year ended December 31, 2003 and for the period from April 15, 2002 (date of inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B, the Company incurred a net loss of $1,506,365 and had an accumulated deficit of $3,085,363 as of December 31, 2003. As of December 31, 2003, the Company's current liabilities exceeded its current assets by $256,197 and its total liabilities exceeded its total assets by $1,340,880. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note B. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Portland, Oregon June 11, 2004	/s/ Grant Thornton LLP

EnCompass Materials Group Limited

CONSOLIDATED BALANCE SHEETS

		December 31,
	March 31, 2004 (Unaudited)
		2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,368	$43,478	$39,318
Accounts receivable, principally trade, less allowance for doubtful accounts of $34,694, $36,393 and $215,458 in 2004, 2003 and 2002, respectively	278,498	275,082	878,817
Inventory, net	346,829	288,315	529,026
Prepaid expenses and other current assets	73,080	22,070	69,372

Total current assets	707,775	628,945	1,516,533

Property, plant and equipment, net	647,980	750,138	1,244,054
Note receivable—related party	16,286	16,286	—

TOTAL ASSETS	$1,372,041	$1,395,369	$2,760,587

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES
Line of credit	$133,327	$84,946	$423,606
Notes payable—current	233,333	233,333	233,333
Capital lease obligations—current	—	—	77,757
Accounts payable	338,167	304,214	514,405
Accrued liabilities	165,501	205,021	269,403
Accrued liabilities, related party	128,156	57,628	—

Total current liabilities	998,484	885,142	1,518,504

LONG TERM LIABILITIES
Notes payable	19,444	77,982	311,315
Notes payable—shareholder	2,242,221	1,773,125	769,983

TOTAL LIABILITIES	3,260,149	2,736,249	2,599,802

COMMITMENTS (Notes F, G, J and O)	—	—	—
STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, no par value, 10,000,000 shares authorized and 4,811,502 shares issued and outstanding	1,700,000	1,700,000	1,700,000
Additional paid-in capital	63,283	63,283	63,283
Deferred compensation	(18,800)	(18,800)	(23,500)
Accumulated deficit	(3,632,591)	(3,085,363)	(1,578,998)

Total stockholders' (deficit) equity	(1,888,108)	(1,340,880)	160,785

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$1,372,041	$1,395,369	$2,760,587

The accompanying notes are an integral part of these financial statements.

EnCompass Materials Group Limited

CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2003, the period from
April 15, 2002 (date of inception) through December 31, 2002 and the three months ended March 31, 2004 and 2003 (Unaudited)

	March 31,			Period from April 15, 2002 through December 31, 2002
	2004 (Unaudited)	2003 (Unaudited)	Year ended December 31, 2003
SALES
Gross sales	$650,665	$914,995	$3,763,863	$4,126,281
Management service revenue—related party	34,450	—	80,353	—
Less returns and allowances	(12,066)	(32,811)	(95,625)	(107,411)

Net sales	673,049	882,184	3,748,591	4,018,870

COST OF SALES
Product sales	1,010,188	1,033,029	4,354,215	4,440,939
Cost of management service revenue	17,140	—	55,033	—

Cost of sales	1,027,328	1,033,029	4,409,248	4,440,939
Gross margin	(354,279)	(150,845)	(660,657)	(422,069)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Selling expenses	49,836	94,773	280,393	468,096
General and administrative expenses	83,312	122,792	473,223	609,061

Loss from operations	(487,427)	(368,410)	(1,414,273)	(1,499,226)

OTHER INCOME (EXPENSE)
Interest expense	(60,005)	(34,411)	(184,756)	(74,899)
Interest income	204	—	271	11,925

Loss from continuing operations	(547,228)	(402,821)	(1,598,758)	(1,562,200)

DISCONTINUED OPERATIONS
Loss from discontinued operations	—	30,054	(49,570)	(16,798)
Gain on disposal of assets	—	—	141,963	—

Gain (loss) from discontinued operations	—	30,054	92,393	(16,798)

NET LOSS	$(547,228)	$(372,767)	$(1,506,365)	$(1,578,998)

The accompanying notes are an integral part of these financial statements.

EnCompass Materials Group Limited

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

For the year ended December 31, 2003, the period from
April 15, 2002 (date of inception) through December 31, 2002 and the three months ended March 31, 2004 (Unaudited)

	Series A Preferred Stock
			Common Stock
					Additional Paid-In Capital	Deferred Compensation	Accumulated Deficit
	Shares	Amount	Shares	Amount				Total
BALANCE, April 15, 2002 (date of inception)	735,240	$1,300,000	—	$—	$—	$—	$—	$1,300,000
Issuance of Series A Preferred Stock	227,273	400,000	—	—	—	—	—	400,000
Series A Preferred Stock converted to common stock	(962,513)	(1,700,000)	4,811,502	1,700,000	—	—	—	—
Deferred compensation	—	—	—	—	23,500	(23,500)	—	—
Issuance of warrants	—	—	—	—	39,783	—	—	39,783
Net loss	—	—	—	—	—	—	(1,578,998)	(1,578,998)

BALANCE, December 31, 2002	—	—	4,811,502	1,700,000	63,283	(23,500)	(1,578,998)	160,785
Amortization of deferred compensation	—	—	—	—	—	4,700	—	4,700
Net loss	—	—	—	—	—	—	(1,506,365)	(1,506,365)

BALANCE, December 31, 2003	—	—	4,811,502	1,700,000	63,283	(18,800)	(3,085,363)	(1,340,880)
Net loss (Unaudited)	—	—	—	—	—	—	(547,228)	(547,228)

BALANCE, March 31, 2004 (Unaudited)	—	$—	4,811,502	$1,700,000	$63,283	$(18,800)	$(3,632,591)	$(1,888,108)

The accompanying notes are an integral part of these financial statements.

EnCompass Materials Group Limited

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the year ended December 31, 2003, the period from
April 15, 2002 (date of inception) through December 31, 2002 and the three months ended March 31, 2004 and 2003 (Unaudited)

	March 31,
			December 31,
	2004 (Unaudited)	2003 (Unaudited)
			2003	2002
INCREASE (DECREASE) IN CASH
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(547,228)	$(402,821)	$(1,598,758)	$(1,562,200)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	123,825	122,428	490,159	367,323
Amortization of deferred compensation	—	—	4,700	—
Issuance of warrants	—	—	—	39,783
Change in operating assets and liabilities:
Accounts receivable	(3,416)	1,275	215,045	(490,127)
Inventory	(58,514)	19,304	13,618	(301,933)
Prepaid expenses	(51,010)	13,125	30,226	(52,296)
Note receivable from shareholder	—	—	(16,286)	—
Accounts payable	33,953	119,959	228,834	150,975
Accrued liabilities	(39,520)	(24,183)	88,418	116,603
Accrued interest on notes from shareholders	49,096	23,956	138,142	19,983
Accrued liabilities, related party	70,528	—	57,628	—

Net cash used in operating activities	(422,286)	(126,957)	(348,274)	(1,711,889)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(21,667)	(3,900)	(17,371)	(1,590,250)

Net cash used in investing activities	(21,667)	(3,900)	(17,371)	(1,590,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of preferred stock	—	—	—	1,700,000
Borrowings on notes payable, bank	—	—	—	700,000
Repayment on notes payable, bank	(58,538)	(58,334)	(233,333)	(155,351)
Borrowings on notes payable, shareholder	420,000	200,000	865,000	750,000
Net (repayments) borrowings on line of credit	48,381	(23,514)	(177,690)	262,636
Borrowings on capital lease obligation	—	—	—	151,317
Repayments on capital lease obligation	—	(20,246)	(77,757)	(73,560)

Net cash provided by financing activities	409,843	97,906	376,220	3,335,042

NET INCREASE (DECREASE) IN CASH	(34,110)	(32,951)	10,575	32,903
CASH, beginning of period	43,478	32,903	32,903	—

CASH, end of period	$9,368	$(48)	$43,478	$32,903

Supplemental disclosure of cash flow information:
Interest paid	$10,909	$10,455	$66,597	$54,916
Series A preferred stock converted to common stock	—	—	—	1,700,000
Non—cash transactions
Issuance of warrants	$—	$—	$—	$39,783

The accompanying notes are an integral part of these financial statements.

EnCompass Materials Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of March 31, 2004 and for the
three months ended March 31, 2004 and 2003 is unaudited)

NOTE A—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        On April 15, 2002 EnCompass Materials Group Limited (EMG or the Company) purchased assets and assumed certain liabilities out of receivership to start operations of the Company. The Company operates primarily in Washington and California, where it provides manufacturing and reclamation of silicon wafers. The Company is a Washington corporation, which is the location of the corporate headquarters.

1.
Principles of consolidation

        The accompanying consolidated financial statements reflect the accounts of the Company and its wholly owned subsidiary, Encompass Distribution Services LLC (EDS). As discussed in footnote M, the Company sold EDS in August 2003. EDS has been included as a discontinued operation in the accompanying financial statements. All material intercompany transactions have been eliminated.

2.
Cash and cash equivalents

        The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. Cash is held in interest bearing or demand deposit bank accounts. These deposits are held by high credit quality financial institutions, which have historically not incurred any credit loss.

3.
Accounts receivable

        The majority of accounts receivable are due from companies in the semiconductor industry. Credit is extended based on evaluation of a customer's financial condition. Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines their allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and subsequent payments on such accounts are credited to the allowance for doubtful accounts.

4.
Inventory

        Inventory is stated at the lower of average cost or market, determined by estimated net realizable value, and consists of products for resale to customers.

5.
Property, plant and equipment

        Property, plant and equipment is stated at cost. Depreciation and amortization has been provided in the financial statements on the straight-line method based on reasonable estimates of useful lives of the assets, which range from 3 to 7 years.

6.
Fair value of financial instruments

        In accordance with SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Company discloses the fair value of its financial instruments for which it is practicable to estimate fair value. The carrying amounts of cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued liabilities meeting the definition of a financial instrument, approximate fair value because of the short-term maturity of these instruments. Based on the variable rate structure of debt and borrowing rates currently available to the Company for loans with similar terms and maturities, management believes long-term debt approximates fair value.

7.
Income taxes

        The Company originally elected to be taxed as a C Corporation for federal and state income tax purposes. Effective October 1, 2002, the Company changed its election to be taxed as an S Corporation. As such, federal and state income taxes on the Company's income after that date are the responsibility of the stockholders. Accordingly, no provision for income taxes is reflected in the Company's financial statements.

        Prior to the Company's election to become an S Corporation, income taxes were accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for temporary differences between financial statement and income tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the tax rates and laws that are currently in effect. In addition, the standard requires that the amount of any future tax benefits be reduced by a valuation allowance until it is more likely than not that such benefits will be realized. During the period from April 15, 2002 (date of inception) to September 30, 2002, management believed that sufficient uncertainty existed related to realizability of the deferred tax assets that a valuation allowance was recorded against the deferred tax amount. Upon conversion to an S Corporation, these amounts were written off, with a net effect of $0 in the financial statements.

8.
Revenue and expenses

        Revenue is generated from the sale of wafers and from providing wafer reclaiming services to customers and is recognized when the refurbished product is shipped to the customer. In addition, an allowance is provided for estimated future returns at the time a sale is recorded.

9.
Shipping and handling costs

        The Company charges customers for shipping and handling and these amounts have been included in sales. Shipping and handling costs are included in cost of sales.

10.
Use of estimates

        The preparation of the consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amount of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Estimates are used for, among other things, sales returns, allowance for doubtful accounts, depreciation, and inventory obsolescence. Actual results could differ from those estimates.

11.
Stock options

        The Company has a stock-based employee compensation plan which is described more fully in Note K. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations.

        The fair value of option grants are estimated using the Black-Scholes option-pricing model, for purposes of measuring the pro forma compensation expense as prescribed by SFAS 123 and as amended by SFAS 148, with the following weighted average assumptions used for grants during the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004 and 2003:

	March 31,
			December 31,
	2004 (Unaudited)	2003 (Unaudited)
			2003	2002
Risk-free interest rate	4.08%	3.81%	3.90%	4.83%
Expected dividend yield and volatility	0%	0%	0%	0%
Expected life	10 years	10 years	10 years	10 years

        The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004 and 2003:

	March 31,
			December 31,
	2004 (Unaudited)	2003 (Unaudited)
			2003	2002
Net loss, as reported	$(547,228)	$(372,767)	$(1,506,365)	$(1,578,998)
Less: Total stock-based employee compensation expense determined under intrinsic value based method for all awards, net of related tax effects	—	—	4,700	—
Add: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(143)	—	(9,200)	—

Pro forma net loss	$(547,431)	$(372,767)	$(1,510,865)	$(1,578,998)

        Upon the sale of the Company any unexercised options will expire.

12.
Concentrations of credit risk

        The Company has two customers accounting for approximately $1,446,000 (39%) and $1,338,000 (30%) of revenues for the year ended December 31, 2003 and the period from April 15, 2002 (date of inception) to December 31 2002, respectively, two customers accounting for approximately $326,000 (50%) for the three months ended March 31, 2004 (unaudited) and three customers accounting for approximately $568,000 (64%) for the three months ended March 31, 2003 (unaudited).

        A majority of the Company's accounts receivables are from four customers. These four customers accounted for $248,000 (79%), $744,000 (67%) and $271,000 (88%) of trade receivables at December 31, 2003 and 2002 and March 31, 2004 (unaudited), respectively.

13.
Interim Financial Data

        The consolidated financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 are unaudited; however these financial statements have been prepared on a basis consistent with the audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and of cash flows in accordance with generally accepted accounting principles. Results of the interim periods are not necessarily indicative of results for the entire year.

NOTE B—GOING CONCERN

        The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and contemplate continuation of the Company as a going concern. For the year ended December 31, 2003, the Company incurred a net loss from continuing operations of $1,598,758 before the gain from disposal of discontinued operations of $92,393. The Company has incurred cumulative losses for the period from April 15, 2002 (date of inception) to December 31, 2003 of $3,085,363. The Company had negative cash flow from operating activities of $348,274 for the year ended December 31, 2003 and $1,711,889 for the period ended December 31, 2002. As of December 31, 2003 the Company had negative working capital of $256,197. Without substantial increases in revenue, the Company's continued existence is dependent on external financing from the Company's majority shareholder. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

        On June 11, 2004, as more fully described in Note O, the Company sold substantially all of its assets pursuant to an asset purchase agreement.

NOTE C—INVENTORY

        Inventory consists of the following at:

		December 31,
	March 31, 2004 (Unaudited)
		2003	2002
Raw materials	$67,918	$61,271	$176,972
Production supplies	68,017	54,440	64,402
Work in process	45,296	14,395	10,308
Finished goods	200,598	184,673	307,344

	381,829	314,779	559,026
Less inventory reserve	35,000	26,464	30,000

	$346,829	$288,315	$529,026

NOTE D—PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consisted of the following at:

		December 31,
	March 31, 2004 (Unaudited)
		2003	2002
Machinery & equipment	$1,409,598	$1,387,931	$1,392,103
Software	8,000	8,000	8,000
Leasehold improvements	211,689	211,689	211,689

	1,629,287	1,607,620	1,611,792
Less accumulated depreciation and amortization	981,307	857,482	367,738

	$647,980	$750,138	$1,244,054

        Depreciation and amortization expense for the year ended December 31, 2003, the period from April 15, 2002 (date of inception) to December 31, 2002 and the three months ended March 31, 2004 and 2003 (unaudited) was $490,159, $367,738, $123,825 and $124,348, respectively.

NOTE E—LINE OF CREDIT

        In August 2002, the Company entered into an annual line of credit agreement with a lender for an amount of up to $1,000,000 which is collateralized by the assets of the Company and restricted by a defined borrowing base limit. Amounts borrowed under the line of credit agreement bear interest at the prime rate plus 3%. The line of credit agreement requires annual renewal. When the line of credit was renewed in August 2003, in conjunction with the sale of EDS (see Note M) the maximum amount available under the line of credit was reduced to $500,000. The interest rate at December 31, 2003 and 2002 and March 31, 2004 (unaudited) was 7.0%, 7.25% and 8.0%, respectively. There were no significant covenants on the line of credit.

NOTE F—CAPITAL LEASE

        The Company leases certain equipment under a capital lease. The amount owed on the capital lease obligation was $0, $77,757 and $0 at December 31, 2003 and 2002 and March 31, 2004 (unaudited), respectively.

NOTE G—NOTES PAYABLE

Notes Payable—Financial Institution

        Notes payable consists of the following at:

		December 31,
	March 31, 2004 (Unaudited)
		2003	2002
Notes payable to Comerica Bank—California, due in monthly installments of $19,444 plus interest at 6.75%, final payment due in April 2005, guaranteed by a shareholder of the Company	$252,777	$311,315	$544,648
Less current portion	233,333	233,333	233,333

Total long term debt	$19,444	$77,982	$311,315

        Future maturities of notes payable are as follows:

Year ending December 31,
2004	$233,333
2005	77,982

$311,315

Notes Payable—Shareholder

        Notes payable to a shareholder consist of the following at:

		December 31,
	March 31, 2004 (Unaudited)
		2003	2002
Notes payable to shareholder, accruing interest at 11%, accrued interest due through December 31, 2004 due on July 1, 2008. Monthly principal payments of $33,646 plus interest due beginning January 1, 2005, final payment due December 1, 2008.	$2,035,000	$1,615,000	$750,000
Plus accrued interest	207,221	158,125	19,983

Total notes payable—shareholder	$2,242,221	$1,773,125	$769,983

Notes Payable—Shareholder

        Future maturities of notes payable to shareholders are as follows:

Year ending December 31,
2004	$—
2005	403,750
2006	403,750
2007	403,750
2008	561,875

$1,773,125

        Subsequent to December 31, 2003 the Company received additional amounts from a shareholder totaling $1,075,000 as needed to fund operations. These additional loans have the same terms as the loans disclosed above.

NOTE H—RELATED-PARTY TRANSACTIONS

        The Company has entered into transactions with certain related companies, which are controlled by the shareholders of EMG, as well as with the shareholders themselves. Balances with these related parties are as follows:

		December 31,
	March 31, 2004 (Unaudited)
		2003	2002
Notes payable to a shareholder, due in monthly installments of $33,646 plus interest at 11% beginning January 1, 2005, final payment due in July 1, 2008	$2,035,000	$1,615,000	$750,000
Interest accrued to a shareholder	207,221	158,125	19,983
Note receivable from a shareholder for sale of EDS	16,286	16,286	—
Accrued interest receivable from a shareholder	271	271	—
Accounts payable to related company	128,156	57,628	—
Management service revenue from related company	34,450	80,353	—
Sales to related company	121,503	509,702	—
Purchases from related company	93,119	4,170	—

NOTE I—EMPLOYEE RETIREMENT PLANS

        The Company has adopted a 401(k) savings plan for all eligible employees. All employees are eligible to participate in the plan following the attainment of age 21 and completion of 3 months of service. Participants may contribute any dollar amount up to 15% of their total compensation to the plan, but not to exceed a federally indexed limit each year. The Company has the option of contributing a discretionary amount to the plan. During the year ended December 31, 2003, the period from April 15, 2002 (date of inception) to December 31, 2002 and the three months ended March 31,

2004 and 2003 (unaudited), the Company contributed approximately $2,600, $12,400, $0 and $0 respectively, to the plan.

NOTE J—COMMITMENTS

        The Company leases manufacturing, warehouse and office space and equipment under operating leases that expire in three to five years. Future minimum payments are as follows:

Year ending December 31,
2004	$254,408
2005	258,162
2006	165,189
2007	9,528
2008	9,528

        The Company leases additional warehouse and office space under an operating lease, which does not contain a renewal option and is cancelable at the Company's option. The Company subleases warehouse and office space not required for current operations. Such subleases provided rental income of $15,554 and $1,154 for the year ended December 31, 2003 and the three months ended March 31, 2003 (unaudited), respectively. The Company recognized rent expense of $218,541, $166,176, $50,250 and $57,216 for the year ended December 31, 2003, the period from April 15, 2002 (date of inception) to December 31, 2002 and the three months ended March 31, 2004 and 2003 (unaudited), respectively.

NOTE K—STOCK OPTION PLAN

        The Company has a stock option plan which permits the Board of Directors to grant up to 500,000 options of Common Stock to employees, directors, officers, agents, consultants and independent contractors of the Company. The Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock awards, and/or unrestricted stock awards.

        Options may be granted under this plan at not less than 100 percent of the fair market value of the Common Stock at the grant date in the case of incentive stock options and must be exercised within a 10-year period from the date of issuance. However, in the case of employees then owning more than 10 percent of the voting power of all classes of the Company's stock, incentive stock options may not be granted for less than 110 percent of the fair market value of the Common Stock at the date of grant, and the term of such options shall not exceed ten years. Vesting of options under the plan is determined by the Board of Directors and is generally 20 percent per year over a five-year period on the anniversary date of the award. Options expire no later than 10 years after the date of grant.

        During 2002, the Company granted options to employees at below the fair value, resulting in a deferred charge of $23,500. Total deferred stock-based employee compensation expense of $23,500 was recorded on the consolidated balance sheet during 2002 as deferred compensation expense, and the related amortization of $4,700 for the year ended December 31, 2003 is included in general and administrative expense on the consolidated statements of income.

        The following table summarizes the plan activity:

	2003		2002
Stock options	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at beginning of year	263,000	$.25	—	$—
Granted	17,000.25		267,000.25
Forfeited	(25,000)	.25	(4,000)	.25

Outstanding at end of year	255,000	$.25	263,000	$.25

Options exercisable at end of year	47,000	$.25	—	$—

Weighted-average fair value of options granted during the year		$.20		$.20

        At December 31, 2003 and 2002 there were 47,000 and 0 options exercisable, respectively, and 245,000 and 237,000 options available for future grant under the Plan, respectively.

NOTE L—SHAREHOLDER'S EQUITY

Preferred Stock

        The Company had previously authorized 2,000,000 shares of Series A preferred stock with no par value. Preferred shareholders were to receive an 8% dividend when and if declared by the Board. The right of the holders of preferred stock to receive dividends was not cumulative. There have been no dividends declared as of December 31, 2003.

        On September 27, 2002, all shares of outstanding preferred stock were converted to common stock on a 1:5 basis and the articles of incorporation were amended to eliminate this class of stock. No Series A preferred shares are issued and outstanding at December 31, 2003 and 2002.

Common Stock

        The Company authorized 4,000,000 shares of common stock with no par value. On September 27, 2002, the Company amended its Articles of Incorporation to increase the authorized shares of common stock to 10,000,000 shares. Each shareholder may vote in corporate matters in proportion to the number of shares held.

Warrants

        On April 23, 2002 the Company issued warrants to one stockholder for the purchase of 198,121 shares of common stock. The shares are exercisable at $0.25 per share and expire on April 22, 2012. The warrants are exercisable upon issuance. The related expense associated with these warrants of $39,783 is recorded in general and administrative expense in the statement of operations for the period from April 15, 2002 to December 31, 2002.

NOTE M—DISCONTINUED OPERATIONS

        In August 2003, the Company sold its Encompass Distribution Services LLC (EDS) business to two EMG shareholders and received cash of $1,810, a promissory note for $16,286, and forgiveness of $58,904 owed to one of the buyers for a total sales price of $77,000. The Company recognized a gain on the sale of EDS of $141,963.

        Summarized financial information for EDS (discontinued operations) is set forth below:

	March 31,
			December 31,
	2004 (Unaudited)	2003 (Unaudited)
			2003	2002
Revenue	$—	$539,478	$1,174,000	$551,000
Operating income (loss)	—	45,470	(7,100)	(9,600)
Net income (loss)	—	30,054	(49,570)	(16,798)

NOTE N—GUARANTEES

        The Company has a cross guaranty agreement with EDS, a related party, to guaranty the lines of credit for each company as a result of the sale of this subsidiary in August 2003. The Company is a guarantor on EDS' $500,000 line of credit at December 31, 2003 and March 31, 2004, which is renewable annually. The maximum amount of future obligation under the guarantee is limited to the amount drawn on the line. On June 11, 2004, as part of the sale of the Company, the cross guaranty agreement with EDS was terminated.

NOTE O—SUBSEQUENT EVENT

        On June 11, 2004, the Company entered into an agreement to sell all of its assets to Isonics Corporation of Denver, Colorado. The Company will receive 731,930 shares of Isonics Corporation common stock and a $1,700,000 note receivable from Isonics Corporation. Isonics Corporation acquired substantially all the operating assets of the Company and assumed certain liabilities related to the acquired business operations.

QuickLinks

Consolidated Financial Statements and Report of Independent Registered Public Accountanting Firm EnCompass Materials Group Limited For the period April 15, 2002 (date of inception) to December 31, 2002, the year ended December 31, 2003 and the three months ended March 31, 2004 and 2003 (Unaudited)
EnCompass Materials Group Limited CONSOLIDATED STATEMENTS OF CASH FLOWS For the year ended December 31, 2003, the period from April 15, 2002 (date of inception) through December 31, 2002 and the three months ended March 31, 2004 and 2003 (Unaudited)